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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

    The following are the subsidiaries of Rexel, Inc.

Calcon Electric Supply, Inc..............................  California
C.E.S. Industries, Inc...................................  Delaware
Clark Consolidated Industries, Inc.......................  Ohio
Consolidated Electric Supply, Inc........................  Delaware
Consolidated Electric Supply (Bahamas) Ltd...............  Bahamas
Duellman Electric Supply Company.........................  Ohio
Elgee Electric Supply Co. ...............................  Ohio
Engineered Apparel Concepts, Inc. .......................  Delaware
Rawlinson Electric Company...............................  Texas
Rogers Lighting Company..................................  Texas
Robin Service Corporation................................  New York
Seaco Electrical Supplies, Inc. .........................  Florida
Southern Electric Supply Company, Inc. ..................  Delaware
Spindletop Electrical Distributing Company...............  Texas
Summers Electric Company.................................  Texas
Summers Group, Inc. .....................................  Delaware
The Sacks Electrical Supply Co. .........................  Ohio
Rexel DN, Inc. ..........................................  Delaware
Rexel DS, Inc. ..........................................  Delaware

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